SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☒ Definitive Additional Materials

☒ Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

CANARGO ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

CANARGO ENERGY CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 23, 2004

February 24, 2004

To The Stockholders:

Notice is hereby given that a Special Meeting of Stockholders of CanArgo Energy Corporation (“CanArgo”) will be held at The Continental Hotel, Stortingsgaten 24-26, Oslo, Norway, on Tuesday, March 23, 2004 at 10:00 A.M. local time for the following purposes:

1)	To approve the adoption of an amendment to CanArgo’s Certificate of Incorporation to increase the number of shares of Common Stock that CanArgo will have authority to issue from 150,000,000 to 300,000,000 shares; and

2)	To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on February 12, 2004 as the record date for determination of the stockholders entitled to notice of and to vote at the Special Meeting. You may inspect a list of stockholders of record at CanArgo’s offices during regular business hours during the 10-day period before the Special Meeting. You may also inspect this list at the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. THE PROXY CARD MAY BE RETURNED IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.

By Order of the Board of Directors

Liz Landles Corporate Secretary

CANARGO ENERGY CORPORATION
P.O Box 291, St Peter Port, Guernsey GY1 3RR, British Isles

PROXY STATEMENT

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation, Revocation and Voting of Proxies

The accompanying proxy is solicited by and on behalf of the Board of Directors of CanArgo Energy Corporation (“CanArgo”), in connection with the Special Meeting of Stockholders to be held at 10:00 AM local time on Tuesday, March 23, 2004, at The Continental Hotel, Stortingsgaten 24-26, Oslo, Norway and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to Stockholders entitled to vote at the Special Meeting on or about March 2, 2004.

The accompanying proxy, if properly executed and returned, will be voted as specified by the Stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business, which may be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A Stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Special Meeting or by filing with the Secretary of CanArgo a duly executed proxy bearing a later date or an instrument revoking the proxy.

The costs of solicitation of proxies will be paid by CanArgo. The solicitation shall be by means of mail, telephone and personal contact. In addition to utilizing its directors, officers, and other regular employees to solicit proxies, CanArgo has engaged Gambit AS (“Gambit”) and ABG Sundal Collier ASA (“Sundal”) to assist with the solicitation of proxies from Stockholders residing in Norway. CanArgo pays Gambit a quarterly fee of $4,500 for investor relations’ services and the solicitation of proxies may incur extra charges. CanArgo will pay Sundal 100,000 NOK for general advice and for the solicitation of proxies. Sundal will also receive a success fee of 100,000 NOK if the resolution is passed. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Voting Rights and Record Date

The voting securities of CanArgo consist of Common Stock, par value $0.10 per share. The Common Stock is entitled to one vote per share. The term “Voting Securities” refers to the Common Stock.

Only stockholders of record of CanArgo’s Voting Securities as of the close of business on February 12, 2004 (the “Record Date”) will be entitled to vote at the Special Meeting.

On the Record Date, 105,765,890 shares of Common Stock were issued and outstanding, each of which is entitled to one vote per share. Voting Securities representing a majority of the votes entitled to be cast at the Special Meeting represented in person or by proxy constitutes a quorum at the Special Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum but will be counted as votes “against” the proposal to be considered at the meeting. A broker non-vote occurs when a broker fails to vote on some matter on the on the proxy card because the broker does not have the authority to do so.

CanArgo will select one or more Inspectors of Election who will determine the number of shares of voting stock outstanding, the voting power of each, the number of shares represented at the Special Meeting, the existence of a quorum and whether or not proxies are valid and effective. The Inspectors of Election will determine any challenges and questions arising in connection with the right to vote and will count all votes cast for and against and any abstentions with respect to the proposal to be considered at the meeting and will determine the results of the voting.

INCREASE OF AUTHORIZED SHARE CAPITAL

Proposal 1.  Increase of Authorized Share Capital

The Board of Directors has unanimously adopted a resolution authorizing an amendment to CanArgo’s Certificate of Incorporation (the “Certificate”); to increase the total number of CanArgo’s authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares, par value $.10. The proposed amendment is subject to approval by CanArgo’s Stockholders.

The Common Stock, including the additional shares proposed for authorization, do not have pre-emptive or similar rights, which means that current Stockholders do not have a prior right to purchase any new issue of capital stock of CanArgo in order to maintain their proportionate ownership thereof. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

The proposed amendment will modify the first sentence of paragraph (a) of Article Four of the Certificate to read as follows:

“(a)  The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred and five million (305,000,000), consisting of:

(1)  Five million (5,000,000) shares of Preferred stock, par value ten cents ($.10) per share (the “Preferred Stock”); and

(2)  Three hundred million (300,000,000) shares of Common Stock, par value ten cents ($.10) per share (the “Common Stock”).”

CanArgo is currently authorized to issue 155,000,000 shares of capital stock, of which 150,000,000 are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 305,000,000 shares and the number of shares of Common Stock authorized to 300,000,000. The authorized shares of Common Stock were last increased by the stockholders at the 2000 Annual General Meeting when the number of shares was increased from 50,000,000 to 150,000,000 shares.

As of February 12, 2004, 105,765,890 shares of Common Stock were issued and outstanding, no shares of capital stock were held by CanArgo as treasury stock and no shares of Preferred Stock were issued and outstanding. In relation to the 44,234,110 currently un-issued shares of Common Stock, an aggregate of 43,073,502 shares have been reserved for future issuance: 46,085 shares in connection with the exchange of Exchangeable Shares previously issued by CanArgo in connection with an acquisition; 7,989,917 shares of Common Stock upon exercise of outstanding stock options; 187,500 shares of Common Stock in connection with contingent contractual rights to acquire Common Stock; 425,000 shares of Common Stock as a one-off commitment fee payable to Cornell Capital Partners, L.P. (“Cornell”) in connection with an equity line of credit entered into with Cornell; 3,000,000 shares of Common Stock for issuance to Georgian British Oil Services Company and Provincial Securities Limited in connection with the sale of their minority interest in CanArgo Norio Limited; 8,000,000 shares of Common Stock for issuance to a third party upon completion of a proposed acquisition; and up to 23,425,000 shares of Common Stock in connection with discretionary take-downs by CanArgo under the $20,000,000 equity line of credit provided by Cornell (“Cornell Facility”).

If the proposed amendment is adopted, it will become effective upon filing of the proposed amendment with the Delaware Secretary of State’s Office.

The Board of Directors believes that it is advisable and in the best interests of CanArgo to have available additional authorized but un-issued shares of Common Stock in an amount adequate to provide for the future business needs of CanArgo and to take advantage of future corporate opportunities. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by CanArgo, in the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation or stock exchange requirements otherwise require such authorization. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees and consultants by the issuance of additional stock, stock options or use of stock-based plans.

Although CanArgo may engage in the foregoing actions in the future, except for the issuance of additional stock options under CanArgo’s Long-Term Incentive Plan, the issuance of shares of CanArgo Common Stock pursuant to the Cornell Facility and the possible sale of shares of common stock to raise additional capital, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. The Board of Directors intends to use funds raised from any such possible issues to finance principally CanArgo’s activities in the Republic of Georgia, including without limitation the further appraisal and development of the Manavi well M11 oil discovery, and further development of other producing properties and exploration activities in Georgia.

If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the next regularly scheduled meeting of stockholders in order to increase the authorized shares of Common Stock.

The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect CanArgo’s existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of CanArgo. CanArgo’s authorized but un-issued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of CanArgo. The proposed amendment to the Certificate is not being recommended in response to any specific effort of which CanArgo is aware to obtain control of CanArgo, and the Board of directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

The affirmative vote of a majority of the issued and outstanding shares of Voting Securities of CanArgo entitled to vote at the Special Meeting is required for approval of this Amendment to the Certificate to increase CanArgo’s authorized shares of Common Stock. An abstention will, accordingly, result in a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Any Stockholder intending to submit to CanArgo a proposal for inclusion in CanArgo’s Proxy Statement and proxy for the Special Meeting must submit such proposal so that it is received by CanArgo no later than March [19], 2004, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

DISCRETIONARY AUTHORITY

While the Notice of the Special Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the Stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the Special Meeting in accordance with their best judgment.

By Order of the Board of Directors

LIZ LANDLES Corporate Secretary
February 24, 2004

CANARGO ENERGY CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
March 23, 2004

The undersigned hereby constitutes and appoints Dr David Robson and Liz Landles, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Voting Securities of CanArgo Energy Corporation held of record by the undersigned on February 12, 2004 at the Special Meeting of Stockholders to be held on March 23, 2004, or any adjournment or postponement thereof, as designated below:

(1)  To approve an amendment to the Certificate of Incorporation to increase the authorized Common Share capital from 150,000,000 shares of Common Stock to 300,000,000 shares of Common Stock.

[  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN

(2)  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IN THE EVENT YOU FAIL TO SIGNIFY YOUR CHOICE WITH RESPECT TO ITEM ONE THE PROXIES ARE AUTHORIZED TO VOTE “FOR” ITEM ONE.

THIS PROXY IS TO BE RECEIVED BY SIGNATURE STOCK, 2301 OHIO DRIVE-SUITE 100, PLANO, TEXAS USA 75093, OR FAX TO +1 (-972) -612-4122 TO BE RECEIVED ON OR PRIOR TO 22nd March 2004, 15:00 HOURS EASTERN STANDARD TIME.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

Dated:                                                      , 2004

Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

CanArgo Energy Corporation

P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles

Telephone                   +44 1481 729 980
Fax Phone                   +44 1481 729 982

February 24, 2004

Dear Shareholder,

The Board of Directors of CanArgo Energy Corporation (“CanArgo”) unanimously recommend that you vote in favour of the proposal set forth in the Proxy Statement enclosed in this circular. The proposal requests shareholders to approve to the adoption of an amendment to CanArgo’s Certificate of Incorporation to increase the number of shares of Common Stock that CanArgo will have authority to issue from 150,000,000 to 300,000,000, par value $0.10. This matter will be voted on at a SPECIAL MEETING OF STOCKHOLDERS to be held at 10am on March 23, 2004 at The Continental Hotel, Stortingsgaten 24-26, Oslo, Norway.

The Board of Directors believes that it is advisable and in the best interests of CanArgo to have available additional authorized but un-issued shares of Common Stock in an amount adequate to provide for the future needs of CanArgo. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by CanArgo, in the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation otherwise requires such authorization.

The Board of Directors believes that this increase in share capital will better position the Company in the future to act quickly to develop the business when opportunities arise. This particularly relates to CanArgo’s activities in the Republic of Georgia, including without limitation the further appraisal and development of the Manavi well M11 oil discovery, and further development of other producing properties and exploration activities in Georgia.

The Board encourages shareholders to vote on this matter as a 50% affirmative vote of the total issued and outstanding Common stock is required to pass this resolution. An abstention will, accordingly, result in a vote against the proposal.

Yours truly,

On behalf of the Board
Dr. David Robson
Chairman

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

CanArgo calls Special Meeting for Shareholders

February 24, 2004 – Oslo, Norway - CanArgo Energy Corporation (OSE: CNR, OTCBB: GUSH.OB) today announced that it has filed a Proxy Statement with the SEC and Oslo Stock Exchange calling a Special Meeting of the shareholders for March 23, 2004.

The proposal within the Proxy Statement requests shareholders to approve the adoption of an amendment to CanArgo’s Certificate of Incorporation to increase the number of shares of Common Stock that CanArgo will have authority to issue from 150,000,000 to 300,000,000, par value $0.10. The Board of Directors of CanArgo Energy Corporation (“CanArgo”) unanimously recommend that shareholders vote in favour of the proposal set forth in the Proxy Statement to be mailed to shareholders from approximately March 2, 2004. Shareholders should read the Proxy Statement upon receipt. The Proxy Statement can be obtained for free on the SEC’s website at www.sec.gov and the OSE’s website at www.oslobors.no. The record date for ownership has been set as February 12, 2004.

The Board of Directors believes that it is advisable and in the best interests of CanArgo to have available additional authorized but un-issued shares of Common Stock in an amount adequate to provide for the future needs of CanArgo. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by CanArgo, at the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation otherwise requires such authorization.

The Board of Directors believes that this increase in share capital will better position the Company in the future to act quickly to develop the business when opportunities arise. This particularly relates to CanArgo’s activities in the Republic of Georgia, including without limitation the further appraisal and development of the Manavi Well M11 oil discovery, and further development of other producing properties and exploration activities in Georgia.

The Board encourages shareholders to vote on this matter as a 50% affirmative vote of the total issued and outstanding Common stock is required to pass this resolution. An abstention will, accordingly, result in a vote against the proposal.

This matter will be voted on at a SPECIAL MEETING OF STOCKHOLDERS to be held at 10am on March 23, 2004 at The Continental Hotel, Stortingsgaten 24-26, Oslo, Norway. A copy of the Proxy Statement and Proxy Voting Form is attached to this release.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and the Caspian area. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurance that the results will be attained.

CanArgo Energy Corporation
Julian Hammond

Tel: +44 1481 729 980
Fax +44 1481 729 982
Mobile: +44 7740 576 139
e-mail: info@canargo.com